UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 6, 2015

Date of Report (Date of earliest event reported)

SUCCESS HOLDING GROUP INTERNATIONAL INC.
(Exact name of registrant as specified in its charter)

Nevada	333-188563	99-0378256
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

531 Airport North Office Park Fort Wayne, Indiana	46825
(Address of principal executive offices)	(Zip Code)

260-450-1982

Registrant's telephone number, including area code

____________________________________________________

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

The information set forth in Item 5.02 is incorporated by reference into this Item 1.01.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 5.02 is incorporated by reference into Item 3.02.

The shares of the common stock of the Company issued pursuant to the Agreement were issued in reliance on the exemption from registration afforded by Section 4(a)(2) under the Securities Act and corresponding provisions of state securities laws.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 6, 2015, Mr. Brian Kistler resigned as the Chief Financial Officer of Success Holding Group International Inc. (the "Company"). The resignation is not in connection with any disagreement with the management of the Company and Mr. Kistler will remain as the President and a member of the Board of Directors ("Board") of the Company.

On August 6, 2015, the Board appointed Mr. Tristan Kuo as the Company's Chief Financial Officer, effective August 3, 2015.

There is no family relationship between Mr. Kuo and any of the Company's other officers and directors. There are no understandings or arrangements between Mr. Kuo and any other person pursuant to which Mr. Kuo was appointed as the Chief Financial Officer.

Other than disclosed herein, there have been no transactions, since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Kuo had or will have a direct or indirect material interest.

Y. Tristan Kuo, Age 60, has more than 30 years of experience in accounting, financing and information system for companies in the consulting, bio-pharmaceutical, manufacturing, commodity trading and banking industries and has served in the capacity of CFO, VP-Finance, VP-MIS and Controller. Of these years, Mr. Kuo has worked in the United States for 24 years and in Asia for 9 years. Prior to joining the company as the CFO on August 6, 2015, Mr. Kuo was an Engagement Partner of Tatum, a Randstad Company, from December 2014 to July 2015 and an independent board member of KBS Fashion Group, a NASDAQ listed company, from August 2014 to March 2015. Prior to that, Mr. Kuo was the Chief Financial Officer of Crown Bioscience, Inc. between June 2012 and November 2013. Prior to that, Mr. Kuo worked for the China Biologic Products, a NASDAQ listed company, as CFO from September 2007 through May 2012. Prior to that, Mr. Kuo worked for Noble Group in Hong Kong as the Senior Business Analysis Manager from February through August 2007. Prior to that, Mr. Kuo served as the CFO of Cuisine Solution, Inc., a then AMX listed company in Alexandria, Virginia, from December 2002 to January 2007. Mr. Kuo also served as the Vice President of Information System for Zinc Corporation of America in Monaca, Pennsylvania from 2001 and 2002 and as Chief Information Officer and Controller of Wise Metals Group in Baltimore, Maryland, the largest independent aluminum sheet producer in the U.S., from 1991 to 2001. Mr. Kuo obtained his Master's degree in Accounting from The Ohio State University and Bachelor's degree in Economics from Soochow University in Taipei.

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Pursuant to the terms of the Employment Agreement between the Company and Tristan Kuo dated August 6, 2015 (the "Agreement"), Mr. Kuo will receive (i) an annual base salary of $100,000, (ii) an annual cash bonus in an amount equal to one month's base salary, (iii) 20,000 shares of the Company's common stock, vesting in 12 monthly installments starting on the commencement date of the employment, and (iv) an option to purchase 60,000 shares of the Company's common stock at an exercise price of $4.00 per share, vesting in 12 months if the Company renew the Agreement. The Agreement expires on July 31, 2016, unless otherwise terminated in accordance to the Agreement or extended.

The foregoing description of the principal terms of the Agreement is a general description only, does not purport to be complete, and is qualified in its entirety by reference to the terms of the Agreement attached hereto as Exhibit 10.1, which is incorporated herein by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The exhibit listed in the following Exhibit Index is furnished as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement by and between Success Holding Group International Inc. and Tristan Kuo dated August 3, 2015

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUCCESS HOLDING GROUP INTERNATIONAL INC.

Date: August 7, 2015	By:	/s/ Brian Kistler
Brian Kistler
President

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